FOR IMMEDIATE RELEASE

Media Inquiries:
Renée Smyth
Chief Experience and Marketing Officer
(207) 518-5607
rsmyth@CamdenNational.bank

Camden National Corp. Receives Regulatory Approvals for Merger of Northway Financial, Inc.

Camden, ME, December 20, 2024 – Camden National Corporation (“Camden National”) (NASDAQ: CAC), the bank holding company for Camden National Bank, announced today that it had received all necessary regulatory approvals to complete its previously announced proposed merger with Northway Financial, Inc. (“Northway”) (OTCQB: NWYF), the parent company of Northway Bank. The transaction is expected to close on or about January 2, 2025, pending satisfaction of customary closing conditions.

“We are pleased to have quickly received the required regulatory approvals for this merger, and we remain excited to bolster our footprint into New Hampshire,” said Simon Griffiths, president and chief executive officer of Camden National. “We look forward to bringing these two strong, like-minded companies together to deliver excellence in service to customers and communities across this thriving market.”

After closing, Camden National will provide Northway customers with comprehensive information about the anticipated conversion of their accounts expected in mid-March 2025.

On September 9, 2024, Camden National and Northway announced they had entered into a definitive agreement to merge. On December 17, 2024, Northway shareholders approved all matters in support of the merger.

About Camden National Corporation

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $5.7 billion in assets. Founded in 1875, Camden National Bank has 57 branches in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National's Annual Report on Form 10-K for the year ended December 31, 2023, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.